RECEIVABLES PURCHASE AGREEMENT

          This RECEIVABLES PURCHASE AGREEMENT dated as of ____________ __, 1996 (this "Agreement"), is among AFCO Credit Corporation, a New York corporation, AFCO Acceptance Corporation, a California Corporation (each, an "Originator" and, collectively, the "Originators") and Mellon Bank, N.A., a national banking association ("Purchaser").


                              W I T N E S S E T H:


         WHEREAS, each of the Originators intends to sell Receivables to the Purchaser on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Purchaser desires to purchase Receivables from the Originators on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, to obtain the necessary funds to purchase such Receivables, the Purchaser has entered into the Pooling and Serving Agreement;

         NOW, THEREFORE, in consideration of premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:


                                     ARTICLE I
                                   DEFINITIONS

          SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Conveyed Property" shall have the meaning set forth in subsection 2.1(a).

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement dated as of _______ __, 1996, among the Purchaser, the Servicer, the Back-up Servicer and the Trustee, as such agreement may be amended, supplemented, waived, or otherwise modified from time to time.

         "Purchase Date" has the meaning specified in subsection 2.1(b).

          "Purchase Price" means as of any Purchase Date the product of (i) the outstanding principal balance of such Receivable or Additional Receivable conveyed to the Purchaser pursuant to Section 2.1(a) and 2.1(b) and (ii) a percentage equal to 100% minus the Discount Percentage.

         All capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Pooling and Servicing Agreement.

          SECTION 1.2 Accounting and UCC Terms. All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles ("U.S. GAAP"); and all terms used in
Article 9 of the UCC that are used but not specifically defined herein are used herein as defined therein.


                                     ARTICLE II

          SECTION 2.1 The Purchases. The Purchases. () Each Originator hereby transfers, assigns, and otherwise conveys to the Purchaser without recourse, all of its right, title and interest in and to (i) the Receivables identified on the Receivable Schedule delivered to the Purchaser on the Initial Closing Date, (ii) all monies due or to become due with respect to such Receivables, including all monies received from insurance companies and state insurance guaranty funds representing returns of Unearned Premiums and other charges due on such Receivables, and, (iii) all proceeds of all of the foregoing (the property described in clauses (i) - (iii) above being, the "Conveyed Property").

          (b) After the Cut Off Date, any Additional Receivables that satisfy the eligibility criteria specified in the definition of "Eligible Receivables" shall be transferred from the Originators to the Purchaser on the first date such Additional Receivables satisfy such eligibility criteria (each such day (including the Initial Closing Date) being, a "Purchase Date").

          (c) In connection with such transfer, assignment, and conveyance of the Conveyed Property and the Additional Receivables, each Originator agrees to record and file, at its own expense, a financing statement (including any continuation statements with respect to such financing statement when applicable) with respect to the Conveyed Property and Additional Receivables meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the assignment of the Conveyed Property and Additional Receivables to the Purchaser, and to deliver a file-stamped copy of such financing statement or continuation statement or other evidence of such filing (which may, for purposes of this Section 2.1, consist of telephone confirmation of such filing) to the Purchaser on or prior to the date of issuance of the Certificates (and in the case of any continuation statements filed pursuant to this Section 2.1, as soon as practicable after receipt thereof by Transferor).

          (d) In connection with such transfer, each Originator agrees, at its own expense, on or prior to the Initial Closing Date (i) to indicate in its computer files that the Receivables have been transferred to the Purchaser pursuant to this Agreement and then to Trustee, on behalf of the Trust for the benefit of the Holders, pursuant to Pooling and Servicing Agreement [by identifying such Receivables as those that may be accessed on the applicable Originator's computer files through use of one or more of the Database Codes set forth on Schedule I] and (ii) to deliver to the Trustee a Receivable Schedule relating to the initial Receivables, which is hereby incorporated into and made a part of this Agreement. Each Originator further agrees at its own expense, with respect to Additional Receivables to indicate in its computer files on or prior to the day on which any Additional Receivables are conveyed to the Trust that Additional Receivables have been transferred to the Purchaser pursuant to this Agreement and then to the Trustee, on behalf of the Trust, for the benefit of the Holders pursuant to the Pooling and Servicing Agreement by identifying such Receivables as those that may be accessed on Transferor's computer files through use of one or more of the Database Codes set forth on Schedule I. The Originators shall not alter the file designations referenced in this subsection 2.1(d) with respect to any Receivables during the term of this Agreement unless and until such Receivable becomes a Removed Receivable. The Originators further agree to deliver to the Purchaser at the end of each quarter of the calendar year and as promptly as possible after the Purchaser may at any time request, a revised Receivable Schedule containing all Additional Receivables, which Receivable Schedule shall thereby be incorporated and made a part of this Agreement. The Originators shall hold the information to be provided with respect to the Receivables (including Additional Receivables), prior to delivery to the Purchaser, in trust for the benefit of the Purchaser.

          (e) The parties intend that if, and to the extent that, such transfer is not deemed to be a sale, the Originators shall be deemed hereunder to have granted to the Purchaser, a first priority perfected security interest in all of the Originators' right, title and interest in, to and under the Conveyed Property and that this Agreement shall constitute a security agreement under applicable law.

         (f) No Receivable shall be conveyed to the Purchaser pursuant to
Section 2.1(a) unless with respect to such Receivable:

               (i) The applicable Originator delivers to the Purchaser or the Trustee on the Closing Date a completed Notice of Financed Premium, which may be delivered on computer disk or through electronic downloading of such notice onto Trustee's computer system; and

               (ii) The applicable Originator delivers to the Purchaser on the
                    Closing Date an executed Assignment of Power of Attorney.


          SECTION 2.2. Payments and Computations. Payments and Computations. () The Purchase Price for Receivables shall be paid or provided for on the Purchase Date of such Receivables in either of the following ways, at the election of each Originator: (i) by payment in cash in immediately available funds; or (ii) in the event that the total Purchase Price is not paid in full in cash by the Purchaser on the date of Purchase, each such Originator shall receive a subordinated unsecured promissory note (each such note, a "Subordinated Purchase Note") from the Purchaser in an original principal amount equal to the portion of such cash shortfall owed to such Originator. The characteristics of each Subordinated Purchase Note shall be as follows:

               (i) interest shall accrue on the outstanding principal amount of each Subordinated Purchase Note at a per annum rate of interest (calculated on the basis of a 360-day year of twelve 30-day months) equal to ______;

               (ii) the outstanding principal of and accrued interest on each
                    Subordinated Purchase Note shall be payable as, if and when the Purchaser receives any amounts in respect of the Transferor Interest;

               (iii) all amounts paid with respect to an outstanding
                    Subordinated Purchase Note shall be allocated first to accrued interest until all such interest is paid, and then to outstanding principal;

               (iv) the obligation of the Purchaser to repay Subordinated
                    Purchase Notes issued to the applicable Originator from the amounts paid to such Purchaser in respect of the Transferor Interest in the manner prescribed herein, shall be the sole and exclusive remedy available against the Purchaser and any such Subordinated Purchase Note shall be fully subordinated to any rights of Certificateholders under the Pooling and Servicing Agreement, shall not evidence any rights in the Receivables or the Transferor Interest, shall be an obligation and need not be evidenced by any separate instrument of the Purchaser;

               (v) the Purchaser may offset any amount due and owing by the applicable Originator against any amount due and owing by the Purchaser to such Originator under the terms of the Subordinated Purchased Note.

The Purchaser, at its option, may repay all or any portion of the accrued interest on and principal of any Subordinated Purchase Note at any time.

         (b) The Purchaser shall pay all amounts to be paid in cash with respect to the Purchases to the Originator (or to the Company on behalf of the Originator of such Receivables) on the date of the Purchase thereof and shall pay all amounts in respect of principal of and interest on any Subordinated Purchase Note in accordance with the terms thereof.

          SECTION 2.3 Repurchase of Receivables. Repurchase of Receivables. () If (i) any of the representations or warranties of any Originator contained in Sections 3.2, 3.3 or subsection 4.1(f) hereof was not true with respect to such Originator or any Receivable, as applicable, at the time such representation or warranty was made, (ii) or if the Originators breach any of the covenants contained in subsections 4.1(d), (e), (f) or (g) or (iii) there is a breach of subsection 2.1(f), and as a result thereof, the Purchaser is required to repurchase any Receivable from the Trust pursuant to subsection 2.4(d) of the Pooling and Servicing Agreement, then the Originator of the repurchased Receivable shall be obligated to pay to the Purchaser immediately upon the Purchaser's demand therefor an amount equal to the amount of all losses, damages and liabilities of the Purchaser that result from such breach, including but not limited to the cost of the Purchaser's repurchase obligations pursuant to subsection 2.4(d) of the Pooling and Servicing Agreement.

          (b) Upon any exercise by the Purchaser of its right to designate Removed Receivables pursuant to Section 2.7 of the Pooling and Servicing Agreement, the Originator of the removed Receivables will immediately repurchase such Receivables from the Purchaser by tendering to the Purchaser an amount in immediately available funds equal to the amount the Purchaser remitted to the Trust (calculated as set forth in Section 2.7 of the Pooling and Servicing Agreement) in consideration of the transfer of the removed Receivables from the Trust to the Purchaser.

                                     ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.1 Representations and Warranties of the Purchaser. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Originators as follows:

          (a) Organization and Good Standing. The Purchaser is a national banking association duly organized and validly existing in good standing under the laws of the United States and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

         (b) Due Qualification. The Purchaser is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Purchaser required under Federal and Pennsylvania law (including any necessary licenses required under the Licensing Laws of each Permitted State).

          (c) Purchaser's Deposit Accounts. As of the Initial Closing Date, deposits in the Purchaser's deposit accounts were insured to the limits provided by law by BIF.

         (d)  Binding Obligation; Valid Transfer and Assignment.

                  (i) The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions provided for in this Agreement have been duly authorized by the Purchaser by all necessary corporate action on its part, and this Agreement will remain from the time of its execution, an official record of the Purchaser.

                  (ii) This Agreement constitutes legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (iii) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which it or any of its properties are bound.

                  (iv) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Purchaser.

         SECTION 3.2  Representations and Warranties of Each of the Originators

                  (a) Organization and Good Standing. Each Originator is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

                  (b) Due Qualification. Each Originator is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct business, and has obtained all necessary licenses and approvals with respect to such Originator required under federal and applicable state law.

          SECTION 3.3 Representations and Warranties of Each Originator Relating to this Agreement and the Receivables. Representations and Warranties of Each Originator Relating to this Agreement and the Receivables.

          (a) Binding Obligation; Valid Transfer and Assignment. Each Originator jointly and severally hereby represents and warrants to the Purchaser that, as of the Initial Closing Date:

               (i) The execution and delivery of this Agreement by each Originator and the consummation of the transactions provided for in this Agreement have been duly authorized by each Originator by all necessary corporate action on its part, and this Agreement will remain, from the time of its execution, an official record of each Originator.

               (ii) This Agreement constitutes legal, valid and binding
                    obligations of each Originator, enforceable against each Originator in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

               (iii) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Transferor is a party or by which it or any of its properties are bound.

               (iv) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or violate any Requirements of Law applicable to each Originator.

               (v) This Agreement constitutes either (A) a valid transfer, assignment and conveyance to the Purchaser of all right, title and interest of each Originator in and to the Conveyed Property all of which will be held by the Purchaser, free and clear of any Lien of any Person claiming through or under the Originators or any of their Affiliates, except for
                    (i) Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement, or (B) a grant of an enforceable security interest (as defined in the UCC as in effect in the States of New York and California) in the Conveyed Property. If this Agreement constitutes the grant of a security interest to the Purchaser in the Conveyed Property, upon the filing of the financing statement described in Section 2.1, the Purchaser shall have a first priority perfected security interest in such property, except for Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement.

               (vi) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of each Originator, threatened against an Originator before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement,
                    (iii) seeking any determination or ruling that, in the reasonable judgment of the Originators, would materially and adversely affect the performance by the Originators of their obligations under this Agreement or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement,

               (vii) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof, have been obtained.

         (b) Eligibility of Receivables. Each Originator hereby jointly and severally represents and warrants to the Purchaser as of the Initial Closing Date with respect to the initial Receivables, as of each day that Additional Receivables are conveyed to the Trust with respect to Additional Receivables and with respect to clause (iv) below as of the date of the delivery of the related Receivables Schedule, as applicable, that:

                  (i)  Each Receivable is an Eligible Receivable.

               (ii) Each Additional Receivable conveyed to the Purchaser is an
                    Eligible Receivable, and the representations and warranties set forth in subsection 3.2 and 3.3) are true and correct on the day such Additional Receivable is conveyed to the Trust.

               [(iii) Each Receivable then existing has been conveyed to the
                    Purchaser free and clear of any Lien of any Person claiming through or under Transferor or any of its Affiliates (other than Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement) and in compliance, in all material respects, with all Requirements of Law applicable to the Originators.

               (iv) The related Receivable Schedule is an accurate and complete listing in all material respects of (A) on the Closing Date, all the Receivables as of the Cut Off Date and (B) on the day any Additional Receivables are conveyed to the Purchaser, the related Additional Receivables. In either case, the information contained therein with respect to the identity of such Receivables is true and correct in all material respects as of the Cut Off Date or on the day any Additional Receivable is conveyed to the Purchaser, for any related Additional Receivable. As of the Cut Off Date, the aggregate amount of Receivables was $_____________, of which $_____________ were Principal Receivables.]

          (c) Notice of Breach. The representations and warranties set forth in this Section 3.3 shall survive the transfer and assignment of the respective Receivables to the Purchaser. Upon discovery by the Purchaser or any Originator of a breach of any of the representations and warranties set forth in this
Section 3.3, the party discovering such breach shall give prompt written notice to the other parties mentioned above. The Originators agree to cooperate with the Purchaser in attempting to cure any such breach.

                                     ARTICLE IV
                                GENERAL COVENANTS


          SECTION 4.1 Covenants of Each Originator. Covenants of Each Originator. Each Originator jointly and severally covenants that:

          (a) Receivables to be General Intangibles. The Originators will take no action to cause any Receivable to be anything other than a general intangible as defined under the UCC of the States of New York and California.

          (b) Security Interests. Except for the conveyances hereunder, the Originators shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; The Originators shall immediately notify the Purchaser of the existence of any Lien on any Receivable; and the Originators shall defend the right, title and interest of the Purchaser in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under Transferor; provided that nothing in this subsection 4.1(b) shall prevent or be deemed to prohibit the Originators from suffering to exist upon any of the Receivables any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if an Originator shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

          (c) Receivable Allocations. If any Originator is unable for any reason to transfer Receivables to the Purchaser in accordance with the provisions of this Agreement (including by reason of the application of an order by any Federal governmental agency having regulatory authority over such Originator or any court of competent jurisdiction that Originator not transfer any additional Principal Receivables to the Purchaser) then, in any such event the Originators agree to allocate and pay to the Purchaser, after the date of such inability, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for such Originator's inability to transfer such Receivables (up to an aggregate amount equal to the amount of Principal Receivables in the Trust on such date).

          (d) Delivery of Assignment and Receivable Schedule. On or prior to the Determination Date following a Monthly Period during which Additional Receivables are conveyed to the Purchaser, the Originators shall deliver to the Purchaser a written assignment in substantially the form of Exhibit A (the "Assignment") and the applicable Originator shall have indicated in its computer files on or prior to the applicable day that the Additional Receivables have been transferred to the Purchaser and, [within five Business Days thereafter,] the Originators shall have delivered to the Purchaser a Receivable Schedule which relates to the Additional Receivables, which such Receivable Schedule shall be deemed automatically, as of the date of such Assignment, incorporated into and made a part of such Assignment and this Agreement;

          (e) On or prior to the Determination Date following a Monthly Period during which Additional Receivables are conveyed to the Purchaser, the Originators shall deliver (x) the applicable completed Notice of Finance Premium for each such Additional Receivable which may be delivered on computer disk or through electronic down loading of such notice onto the Trustee's computer system and (y) the applicable Assignment of Power of Attorney for each such Additional Receivable;

          (f) The Originators shall represent and warrant that, as of the day any Additional Receivable is conveyed to the Purchaser, the Assignment constitutes either (x) a valid transfer and assignment to the Purchaser of all right, title and interest of the Purchaser in and to the Additional Receivables, and all monies due or to become due with respect to such Receivables including all monies received from insurance companies and state insurance guaranty funds representing returns of Unearned Premiums and other charges due on such Receivables and all proceeds thereto, all of which will be held by the Purchaser, free and clear of any Lien of any Person claiming through or under the Originators, except for Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement or (y) a grant of a security interest (as defined in the UCC as in effect in the States of New York or California, as applicable), in such property to the Purchaser, which is enforceable with respect to the Additional Receivables, including monies received from insurance companies and state insurance guaranty funds representing returns of Unearned Premiums and other charges due on the related Receivables and all proceeds thereto upon the conveyance of such Additional Receivables to the Trust. If the Assignment constitutes the grant of a security interest to the Purchaser in such property, upon the filing of a financing statement as described in Section 2.1 with respect to such Additional Receivables and the proceeds (as defined in the UCC as in effect in the States of New York or California, as applicable), thereof, the Trust shall have a first priority perfected security interest in such property, except for Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement;

          (g) The Originators shall not transfer any Receivable to the Purchaser which if transferred to the Trust by the Purchaser would cause the aggregate Receivables in the Trust as of the date of transfer to (i) have a weighted average annual percentage rate that is less than __% or (ii) have a weighted average original term to maturity of greater than _____, or in each case, calculated after giving effect to the transfer of such Receivable.

          (h) The Originators agree to jointly and severally indemnify, defend and hold the Purchaser harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or expense including interest, penalties, reasonable attorneys' fees and disbursements and amounts paid in settlement to which the Company may become subject insofar as such loss, liability, damage, judgment, claim, deficiency or expense arises out of, or is based upon or relates to, a breach by an Originator of any warranty, representation, covenant or agreement contained in this Agreement.

                                     ARTICLE V
                           PURCHASE TERMINATION EVENTS

          SECTION 5.1 Purchase Termination. Purchase Termination. If Transferor or [an Originator] shall consent to the appointment of a conservator or receiver or liquidator for the winding-up or liquidation of its affairs, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator for the winding-up or liquidation of its affairs shall have been entered against the Purchaser or [an Originator] (an "Insolvency Event"), the Originators, in the case of an insolvency of the Purchaser, or the insolvent Originator in the case of an insolvency of an Originator shall on the day of such Insolvency Event (the "Appointment Day") immediately cease to transfer Receivables to the Purchaser and shall promptly give notice to the Purchaser of such Insolvency Event.


                                     ARTICLE VI
                                  MISCELLANEOUS

         SECTION 6.1  Amendment.  Amendment.

         (a) This Agreement may be amended in writing from time to time by the Originators and the Purchaser, without the consent of any of Holders; provided that such action shall not, as evidenced by [an Opinion of Counsel] for Transferor addressed and delivered to Trustee, adversely affect in any material respect the interests of any Investor Holder; provided further that the Rating Agency Condition shall have been satisfied with respect to such action.

         (b) This Agreement or any Supplement may also be amended in writing from time to time by Purchaser and the Originators with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Investor Interest of each outstanding Series adversely affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or modifying in any manner the rights of Investor Holders of any Series then issued and outstanding; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificates of such Series without the consent of each Investor Holder of such Series, or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Holder of all Series adversely affected.

         (c) Promptly after the execution of any such amendment (other than an amendment pursuant to subsection (a)), Purchaser shall furnish notification of the substance of such amendment to each Investor Holder of each Series adversely affected and to each Rating Agency providing a rating for such Series.

         (d) It shall not be necessary for the consent of Investor Holders under this Section 6.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Holders shall be subject to such reasonable requirements as Trustee may prescribe.

          SECTION 6.2 Notices, Etc.. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Originators, at their address at _______________; Attention: _________; and if to the Purchaser, at its address at _________________ Attention: _____________ as to each party, at such other address as shall be designated by such party in a written notice to the other parties.

          SECTION 6.3 No Waiver; Remedies. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 6.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each Originator and the Purchaser and their respective successors and assigns, except that no Originator shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Purchaser. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect as between the Purchaser and each Originator until such time, after the Purchase Termination Date applicable to such Originator, as the Purchaser shall not have any net ownership interest in any Receivables; provided, however, that the indemnification provisions of Article VIII shall be continuing and shall survive any termination of this Agreement.

          SECTION 6.5 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 6.6 Acknowledgment of Assignments. Each of the Originators hereby acknowledges and consents to the assignment by the Purchaser of Receivables and the rights of the Purchaser under this Agreement pursuant to the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                     THE ORIGINATORS:

                                                     AFCO CREDIT CORPORATION



                                               By:______________________________

                                               Title: __________________________



                                                 AFCO ACCEPTANCE CORPORATION


                                           By:______________________________

                                           Title: __________________________



                                           THE PURCHASER:

                                           MELLON BANK, N.A.



                                           By:______________________________

                                           Title: __________________________